Exhibit 99.1

Press release dated February 26, 2009.

SIMPSON MANUFACTURING CO., INC.

ANNOUNCES DECLARATION OF CASH DIVIDEND

Pleasanton, CA — Simpson Manufacturing Co., Inc. announced today that, on February 23, 2009, its Board of Directors (“Board”) declared a cash dividend of $0.10 per share. The record date for the dividend will be April 3, 2009, and it will be paid on April 24, 2009.

Simpson Manufacturing Co., Inc., headquartered in Pleasanton, California, through its subsidiary, Simpson Strong-Tie Company Inc., designs, engineers and is a leading manufacturer of wood-to-wood, wood-to-concrete and wood-to-masonry connectors and fastening systems, stainless steel fasteners and pre-fabricated shearwalls. Simpson Strong-Tie also offers a full line of adhesives, mechanical anchors and powder actuated tools for concrete, masonry and steel. The Company’s other subsidiary, Simpson Dura-Vent Company, Inc., designs, engineers and manufactures venting systems for gas and wood burning appliances. The Company’s common stock trades on the New York Stock Exchange under the symbol “SSD.”

For further information, contact Barclay Simpson at (925) 560-9032.